As filed with the Securities and Exchange Commission on October 14, 1997
                                      Registration No. 333-



 SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549

         _______________________

                     FORM S-3

      REGISTRATION STATEMENT

                      UNDER

      THE SECURITIES ACT OF 1933
         _______________________

AMERICAN GENERAL CORPORATION
  (Exact name of registrant as specified in its charter)

        Texas                 6719                 74-0483432
(State or other    (Primary Standard  (I.R.S. Employer

jurisdiction of      Industrial              Identification
incorporation      Classification         No.)
or organization)  Code Number)


                   2929 Allen Parkway
                 Houston, Texas  77019
                      (713) 522-1111
(address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
            ______________________

               Mark S. Berg, Esq.
    Senior Vice President and General Counsel
       American General Corporation
              2929 Allen Parkway
            Houston, Texas  77019
                (713) 522-1111
 (Name, address, including zip code, and telephone number,
 including area code, of agent for service)
              ____________________

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form
are being offered pursuant to dividend or interest
reinvestment plans, please check the following box [     ].

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________


  If this form is a post-effective amendment filed
pursuant to Rule 462(c) under the Securities Act, please
check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering.  [  ]
_________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

              CALCULATION OF REGISTRATION FEE




Title of Securities to be Registered

Common Stock, par value $0.50 per share


Amount to be Registered

36,000 shares(1)


Proposed Maximum Aggregate Price per Unit

$54.125(2)


Proposed Maximum Aggregate Offering Price

$1,948,500(2)


Amount of Registration Fee

$600.00



(1)    Also includes associated Series A Junior Participating
       Preferred Stock Purchase Rights, which Rights (a) are not currently separable from the shares of Common
       Stock and (b) are not currently exercisable.

(2) Estimated solely for purposes of determining the amount of the registration fee pursuant to Rule
       457(c), based on the average of the high and low prices reported on the New York Stock Exchange
       Composite Tape on October 9, 1997.

               _____________________________

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       SUBJECT TO COMPLETION, DATED OCTOBER 14, 1997

              AMERICAN  GENERAL CORPORATION
 Interests in General Agents Incentive Compensation Plan

                      Common Stock
               (par value $0.50 per share)

             Preferred Share Purchase Rights
       _____________________________________________

  The Common Stock of American General Corporation is
listed on the New York Stock Exchange (the "NYSE"), the
Pacific Exchange, Inc., The London Stock Exchange, The
Basel Stock Exchange, The Geneva Stock Exchange and The
Zurich Stock Exchange.  The last reported sale price on the
New York Stock Exchange Composite Tape on October 9, 1997
was $54.375 per share.  See "Common Stock -- Price Range of
Common Stock" herein.
       _____________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                           THE
   SECURITIES AND  EXCHANGE COMMISSION OR BY ANY STATE
     SECURITIES COMMISSION NOR HAS THE COMMISSION OR
       ANY STATE SECURITIES COMMISSION PASSED UPON
            THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A
                    CRIMINAL OFFENSE.
       _____________________________________________

  On June 17, 1997, pursuant to an Agreement and Plan of
Merger dated as of February 12, 1997, a wholly owned subsidiary of American General Corporation ("American
General") was merged with and into USLIFE Corporation
("USLIFE" or the "Sponsor") (the "Merger").  As a result,
USLIFE became a wholly owned subsidiary of American
General. Pursuant to the Merger, former shareholders of USLIFE are entitled to 1.1069 shares (the "Exchange Ratio") of American General Common Stock (defined below) for each of their shares of USLIFE Common Stock.

  American General is offering hereby to continue a General Agents Incentive Compensation Plan (the "Plan") previously offered by USLIFE to the independent Agencies of certain of the subsidiary life insurance companies of USLIFE. Under the Plan, an Agency, on behalf of certain of its designated General Agents (as defined in the Plan), may defer a certain percentage of its Earnings (as each is defined in the Plan) pursuant to a Deferral Agreement (as defined in the Plan) entered into between the Agency and the life insurance company. Such Deferred Earnings will be credited in the proportions allocated by the Agency to unfunded interest bearing accounts established for such designated General Agents and maintained by the Sponsor.
If the General Agency's Earnings for a calendar year reach a specified amount ("Earnings Requirements"), any Deferred
Earnings up to a specified percentage of total Earnings will be matched by Sponsor contributions to separate unfunded accounts established for the designated General
Agents and maintained by the Sponsor ("Sponsor Accounts").
Each Sponsor Account will be valued as if the amount of the Sponsor contribution were invested in shares of Common
Stock, par value $0.50 per share ("Common Stock" or "Shares"). The value of this portion of the Sponsor
Accounts will fluctuate with market performance.  Any
Deferred Earnings beyond the specified percentage of total
Earnings will not be matched by Sponsor contributions and will be paid to the designated General Agents with interest at a specified rate unless treated as additional unmatched deferrals under the Plan. The percentage of Earnings which may be deferred for matching Sponsor contributions, the Earnings Requirements, and the interest rate per annum are determined by a Committee consisting of the Chief Executive
Officer of the Sponsor and his designees (the "Committee").
See "Description of the Plan -- Determinations of the
Committee" herein. Any changes in the determinations made by the Committee will be set forth in a Prospectus
Supplement.

  Deferred Earnings will be nonforfeitable. Sponsor contributions for any year will generally be fully vested and nonforfeitable on the completion of five Qualified
Years (as defined in the Plan) which must be completed within seven years immediately following the year for which the Sponsor contribution is made. All Agency deferrals and Sponsor contributions will be retained in the general accounts of the Sponsor. Without affecting the value of the Accounts for purposes of the Plan, such funds may be invested by the Sponsor, for its own account, in any securities, including Common Stock. Distributions attributable to Deferred Earnings will be made in a single cash payment, and distributions attributable to Sponsor contributions will ordinarily be made in a single payment consisting of whole shares of Common Stock of American
General plus cash for any fractional share, in each case in an amount determined pursuant to the Plan. Distributions attributable to sponsor contributions on June 17, 1997 were adjusted to reflect the Exchange Ratio. Each share of Common Stock distributed under the Plan prior to the close of business on the earlier of the Distribution Date
(defined below) and the Termination Date (defined below) will be distributed along with one Preferred Share Purchase
Right (a "Right") free of charge. In brief, a Right entitles the registered holder to purchase from American
General one one-hundredth of a share of Series A Junior
Participating Preferred Stock, par value $1.50 per share, of American General (the "American General Junior Preferred
Shares") at a price of $120 per one one-hundredth of an American General Junior Preferred Shares, subject to certain adjustments. The Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding
Common Stock and any other shares of capital stock of American General entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of American
General's assets, liquidation, dissolution or winding up of American General (the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public an-nouncement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting Stock.

  See "Description of the Plan" herein.

  General Agents are encouraged to read this Prospectus
carefully before applying for or electing to continue
membership in the Plan, and to retain it for future
reference.  This Prospectus may not be used to consummate
transactions involving the General Agents Incentive
Compensation Plan unless accompanied by the relevant
Prospectus Supplement.
          ______________________________________

     The date of this Prospectus is             , 1997

                   AVAILABLE INFORMATION

  American General Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission
(the "Commission"). Copies of such reports, proxy statements and other information concerning American
General may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549, and at the Commission's Regional Offices at Seven
World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661.  The Commission also maintains a
Web Site at http://www.sec.gov which contains reports and other information regarding registrants that file electronically with the Commission. In addition, materials filed by American General may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New
York, New York 10005 and the Pacific Exchange, Inc., 301
Pine Street, San Francisco, California 94104 and 618 South
Spring Street, Los Angeles, California  90014.

  American General has filed with the Commission a registration statement on Form S-3 pertaining to the securities offered hereby (herein, together with all amendments and exhibits, collectively referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration
Statement.

  For the information of all General Agents participating in the Plan, American General will include such persons in its regular shareholder mailings including the mailings of annual and quarterly reports and proxy statements.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission
(File No. 1-17981) pursuant to the Exchange Act are incorporated herein by reference:

  1. American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to
Section 13(a) of the Exchange Act (the "Annual Report").

  2. American General's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed pursuant to
Section 13(a) of the Exchange Act.

  3. American General's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to
Section 13(a) of the Exchange Act.

  4. American General's Current Reports on Form 8-K dated February 12, 1997, February 21, 1997, August 15,
1997, September 11, 1997, and October 10, 1997 filed pursuant to Sections 13 and 15(d) of the Exchange Act.

  5.   Proxy Statement relating to American General's
1997 annual meeting of shareholders.

  6. The description of Common Stock contained in the Registration Statement on Form 8-B dated June 25, 1980, as amended by Amendment No. 1 on Form 8 dated December 22,
1983.

  7.   The description of American General Preferred
Share Purchase Rights contained in the Registration
Statement on Form 8-A  dated July 31, 1989, as amended by
Amendment No. 1 on Form 8 dated August 7, 1989.

  All documents filed by American General pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Interests in the General
Agents Incentive Compensation Plan and Common Stock and
Rights appertaining thereto offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  American General will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or telephone requests should be directed to the Corporate Secretary, American
General Corporation, 2929 Allen Parkway, Houston, Texas
77019, telephone: (713) 522-1111.

  No person has been authorized to give any information or to make any representation not contained in this Prospectus, or the Prospectus Supplement relating thereto, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

               AMERICAN GENERAL CORPORATION

  American General, with assets of $77 billion and shareholders' equity of $6.7 billion as of June 30, 1997, is one of the largest diversified financial services organizations in the United States. American General's operating subsidiaries are leading providers of retirement services, life insurance and consumer loans to 12 million customers. The principal executive offices of American
General are located at 2929 Allen Parkway, Houston, Texas
77019-2155, and its telephone number is (713) 522-1111.

  The Common Stock is listed and traded on the NYSE, the Pacific Exchange, Inc., The London Stock Exchange, The
Basel Stock Exchange, The Geneva Stock Exchange and The
Zurich Stock Exchange under the symbol "AGC."

                      USE OF PROCEEDS

  There will be no proceeds to American General from the participation in the Plan by designated General Agents. To the extent operation of the Plan provides a source of funds through the deferral of amounts which would otherwise be payable currently to such designated General Agents, such funds will be used by American General for general corporate purposes. American General is offering the Plan to eligible General Agents (as defined in the Plan and as determined by the Committee) in order to provide agents an opportunity, subject to the provisions in the Plan, to defer earnings, acquire an equity interest in American
General, and participate in any appreciation of the value of American General's Common Stock. Member Accounts and
Voluntary Member Accounts (both as defined in "Description of the Plan") shall bear interest at a rate determined by the Committee and will be held in the general accounts of American General. See "Description of the Plan --
Determinations of the Committee" herein. Without affecting the value of the accounts for purposes of the Plan, such funds may be invested by American General, for its own account, in any securities, including Common Stock.

                    COMMON STOCK AND
             PREFERRED SHARE PURCHASE RIGHTS

Common Stock

  American General is authorized to issue 300,000,000 shares of Common Stock, par value $.50 per share. As of June 30, 1997, there were outstanding 243,079,485 shares of Common Stock.

  Holders of Common Stock are entitled to receive dividends when, as and if declared by the American General
Board of Directors (the "Board") out of any funds legally available therefore, and are entitled upon liquidation, after claims of creditors and preferences of any series of American General Preferred Stock, to receive pro rata the net assets of American General.

  The holders of Common Stock are entitled to one vote for each share held. Directors of American General are elected for a one-year term expiring upon the annual meeting of shareholders of American General. The holders of Common Stock do not have cumulative voting rights.

  The holders of Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by American General. The holders of Common Stock have no conversion rights and the Common Stock is not subject to redemption by either American General or a shareholder.

  First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock. Its address is P.O. Box 2500, Jersey
City, New Jersey 07303-2500, and its telephone number is
(800) 519-3111.

Dividends

  Dividends for the years ended December 31, 1995 and 1996 have been declared and paid to holders of American
General's Common Stock at the annual rates of $1.24 and $1.30 per share, respectively (paid quarterly in March, June, September and December of 1995 and 1996). A quarterly dividend of $0.35 per share of American General's
Common Stock have been paid for the quarters ended March 31 and June 30, 1997.

Price Range of Common Stock

  American General's Common Stock and the Rights appertaining thereto are listed on the NYSE, the Pacific
Exchange, Inc., The London Stock Exchange, The Basel Stock
Exchange, The Geneva Stock Exchange and The Zurich Stock
Exchange under the symbol "AGC."
The following table sets forth, for the
 calendar periods indicated, the range of high and low prices for American General's Common Stock on the NYSE, as reported on the NYSE
Composite Tape.

                 1994:                         High       Low

                 First Quarter . . . . . .  29 5/8    25 1/2
                 Second Quarter. . . . . 29 3/8    24 7/8
                 Third Quarter . . . . . . 30 1/2    26 7/8
                 Fourth Quarter. . . . . .28 7/8    25 5/8

                 1995:

                 First Quarter . . . . . . . 33 1/4    27 1/2
                 Second Quarter. . . . .  35 1/2    31 1/8
                 Third Quarter . . . . . .  38 7/8    33 5/8
                 Fourth Quarter. . . . . . 39 1/8    31

                 1996:

                 First Quarter . . . . . . . 37 7/8    33 1/4
                 Second Quarter. . . . .  37 5/8    32 7/8
                 Third Quarter . . . . . .  38 3/4    34
                 Fourth Quarter. . . . . . 41 3/4    35 3/4

                 1997:

                 First Quarter . . . . . . . 44 5/8    39 3/8
                 Second Quarter. . . . .  49 5/8    36 1/2

  Although the prices for Common Stock subsequent to August 7, 1989 indicated herein reflect sales of both shares of Common Stock and the Rights appertaining thereto, because of the contingent nature of the Rights, American
General does not consider the Rights themselves to have any independent market value.

  For a recent price of American General's Common Stock on the NYSE, see the cover page of this Prospectus.

  Eligible General Agencies and their General Agents are encouraged to obtain current Common Stock quotations before applying for membership in the Plan and making deferrals thereunder.

Preferred Share Purchase Rights

  On July 27, 1989, the Board authorized the issuance of one preferred share purchase right (a "Right") for each share of Common Stock outstanding on August 7, 1989 and for each share of Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination
Date (as each such term is defined below). A Right is attached to each share of Common Stock and entitles the registered holder to purchase from American General one one-hundredth of a share of American General Preferred
Shares at a price of $120 per one one-hundredth of an American General Junior Preferred Share, subject to certain adjustments.

  The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The
Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring
Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock and any other shares of capital stock of American General entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of American General's assets, liquidation, dissolution or winding up of American General
(the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting
Stock.

  In the event American General is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring
Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock (or under certain circumstances, Common Stock-equivalent American General Junior Preferred
Shares) having a market value of two times the exercise price of its Rights.

  At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring
Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting Stock, the Board may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of American
General Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

  At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the Board may redeem the then outstanding Rights in whole, but not in part, at a price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the
"Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

  The purchase price payable, and the number of American
General Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the American General Junior
Preferred Shares.

  The number of outstanding Rights and the number of one one-hundredth of an American General Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of American General or other transaction involving American General which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of American
General or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by American General as described above.

  The terms of the Rights may be amended, including extending the expiration date, by the Board without the consent of the holders of the Rights, except in certain circumstances.

  The Rights have certain anti-takeover effects.  The
Rights will cause substantial dilution to a person or group that attempts to acquire American General on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by American
General at the Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock. See also "Incorporation of Certain Documents by Reference" and "Available
Information."

  Reference is hereby made to, and the above description is qualified in its entirety by reference to, the detailed description of the Rights set forth in American General's
Registration Statement on Form 8-A, as amended by its amendment on Form 8 relating to the Rights referred to under "Incorporation of Certain Documents by Reference."

                  DESCRIPTION OF THE PLAN

  The following description sets forth certain general terms and provisions of the General Agents Incentive
Compensation Plan (the "Plan") of USLIFE Corporation (the
"Sponsor") and is qualified by reference thereto.

Participation in the Plan

  Any individual, partnership or corporation which executes a General Agency Contract ("General Agency'') with any of the Sponsor's life insurance subsidiaries which adopt the Plan (a "Company"), and the General Agents (as hereinafter defined) of a General Agency, are eligible to participate in the Plan when invited to do so by a committee consisting of the Chief Executive Officer of the Sponsor and his designees (the "Committee"). Each partici-pating General Agency must enter into a Deferral Agreement with such Company (as prescribed by the Committee) under which the General Agency agrees to defer Earnings (as defined in the Plan) payable by the Company to the General
Agency. A General Agent is any individual who enters into a General Agency Contract with a Company, a partner licensed as a life insurance agent in a partnership General
Agency, or a principal of a corporate General Agency. Each participating General Agency will designate those of its General Agents who will participate in the Plan
("Members").

  Except as otherwise provided by the Committee, prior to the beginning of a Plan Year, a participating General
Agency may enter into a Deferral Agreement which will set forth the percentage of Earnings to be deferred during such Plan Year. A Plan Year is defined as any calendar year. A
General Agency may enter into only one Deferral Agreement for a Plan Year but may terminate a Deferral Agreement, upon 30 days' written notice to the Company, at any time.
If a Deferral Agreement is in effect for a Plan Year, it will continue in effect for succeeding Plan Years unless the General Agency enters into a new Deferral Agreement prior to any succeeding Plan Year or terminates the Deferral Agreement. Credit for deferred Earnings will be allocated to a Member based on such Member's designated share of the Earnings elected to be deferred by his General
Agency, as stated in the General Agency's Deferral
Agreement. Participation in the Plan by a General Agency and its General Agents designated as Members is not a contractual right, but is subject to the invitation and approval of the Committee, at its sole discretion, which, also at its sole discretion, may terminate participation as of the end of any Plan Year.

Contributions and Deferrals

  Subject to the Committee's approval, a General Agency may elect, pursuant to a Deferral Agreement, to defer the payment of a percentage of its Earnings for a Plan Year in order to qualify for matching Sponsor contributions if the Earnings requirements for such Plan Year, as established by the Committee, from time to time, in its sole discretion, are satisfied. Such deferred Earnings will be credited to unfunded accounts with the Sponsor ("Member Accounts") of the General Agency's Members in accordance with the allocations designated by the General Agency, and any applicable matching Sponsor contribution will be credited to separate unfunded accounts of the Members with the Sponsor ("Sponsor Accounts") in accordance with such allocations. The percentage of Earnings which may be deferred and the Earnings requirements will be established by the Committee from time to time in its sole discretion.
See "Determinations of the Committee" below.

  If the applicable Earnings requirements for a Plan
Year are not satisfied, any Earnings elected to be deferred by a General Agency in excess of the amount permitted by the Committee shall be paid by the Sponsor to those Members with respect to whom such Earnings were deferred, with interest at a rate established by the Committee from time to time in its sole discretion, as soon as practicable following the end of the Plan Year during which the deferrals were made; provided, however, if and to the extent permitted by the Committee and elected by the General Agency in its Deferral Agreement, and if the General Agency qualifies for matching Sponsor contributions such excess amounts will be treated as deferrals not subject to matching Sponsor contributions; and further provided that a General Agency may, if and to the extent permitted by the Committee in its sole discretion, elect to have the General Agency's Earnings retained in the Plan and averaged over three consecutive Plan Years to meet the minimum required for deferral provided that such Earnings are at least a specified minimum for each of the three consecutive Plan Years, as described below. See
"Determinations of the Committee" below.

  In addition to the deferral of Earnings which are subject to matching Sponsor contributions, a General Agency may elect, pursuant to a Deferral Agreement and subject to the Committee's approval, to defer the payment of an additional amount of Earnings for a Plan Year. Such additional deferred Earnings will be credited to separate unfunded accounts maintained by the Sponsor for the Members
("Voluntary Member Accounts"), will not be subject to matching Sponsor contributions, and, to the extent that applicable Earnings requirements are not satisfied, will be paid by the Sponsor to those Members with respect to whom such Earnings were deferred, with interest at a rate established by the Committee from time to time in its sole discretion, as soon as practicable following the end of the Plan Year during which the deferrals were made. See
"Determinations of the Committee" below.

  With respect to each Plan Year, and except as otherwise provided below, if a General Agency elects to defer Earnings subject to matching Sponsor contributions and satisfies the Earnings requirements established by the Committee for such Plan Year, the Sponsor will make matching contributions in an amount as prescribed by the Committee, as described below. However, except as otherwise provided by the Committee, no matching Sponsor contributions will be made with respect to a Plan Year if a General Agency terminates its Deferral Agreement during such Plan Year, if a General Agency ceases to be a General
Agency during a Plan Year (except on account of the death of the proprietor), or if the Committee terminates the General Agency's participation under the Plan. If a Member dies during a Plan Year, such Member will be credited with his or her proportionate share of matching Sponsor contributions (based on his or her share of deferred
Earnings credited as of the date of death) if his or her Agency satisfies the Earnings requirements established by the Committee. If a Member's status as a General Agent terminates for any reason other than death, and if neither the General Agency nor the Committee has terminated the General Agency's participation in the Plan, the Member will be credited with his or her proportionate share of matching
Sponsor contributions (based on his or her share of deferred Earnings credited as of the date the Member no longer qualifies as a General Agent) if the Member's
General Agency retains its status as a General Agency throughout the Plan Year and satisfies the Earnings requirements as established by the Committee.

Accounts and Vesting

  With respect to each Member, the Committee will cause to be established as of the beginning of each Plan Year for which a Deferral Agreement is in effect a Sponsor Account, a Member Account, and, if applicable, a Voluntary Member
Account. Each Company and General Agency will furnish all information required by the Committee to establish such Accounts including the percentage of deferred Earnings to be allocated to each Member's Member Account and Voluntary
Member Account. Earnings deferred by a General Agency will be credited to Member Accounts, and, if applicable, Voluntary Member Accounts when deferrals are effected.
Member Accounts and Voluntary Member Accounts will be credited as of the end of the Plan Year with interest which will accrue from the date deferrals are effected, at a rate established by the Committee from time to time in its sole discretion. See "Determinations of the Committee" below.
Matching Sponsor contributions shall be credited to Sponsor
Accounts as of the end of the applicable Plan Year and will be valued as if the amount of such contribution were invested in Shares as of the date the matching Sponsor contribution is credited. The number of Shares will be equal to the amount of the Sponsor contribution divided by the average for the four calendar quarters during the Plan
Year of the mean of the high and low sales prices per Share as reported on the NYSE Composite Tape on the last day of each calendar quarter on which there occurred any such sale during the Plan Year, and will be computed to the third decimal place. When and to the extent determined by the Committee, in its sole discretion, Sponsor Accounts will
(i) participate in any cash dividends declared by American
General with respect to Shares and (ii) reflect any stock splits, stock dividends, recapitalizations, reorganizations or other similar events affecting Shares. See "Determina-tions of the Committee" below. Members who are not otherwise shareholders of American General will not become shareholders of the Sponsor pursuant to the Plan until such Members have received distributions of Shares attributable to Sponsor contributions (as described below).

  Deferred earnings will be nonforfeitable.   See
"Determinations of the Committee" below.  For General
Agencies joining the Plan after December 31, 1990, for each Plan Year that a matching Sponsor contribution is made, such Sponsor contribution will be fully vested and nonforfeitable upon completion of five Qualified Years (as defined below) which must be completed within the seven
Plan Years (as defined below) immediately following the Plan Year for which the Sponsor contribution is made.
Except as provided below, for General Agencies which have participated in the Plan for fifteen continuous Plan Years, Sponsor contributions shall be fully vested and nonforfeitable immediately, as they are made, beginning on the January 1 of the sixteenth Plan Year of the General
Agency's participation.  A Qualified Year is a Plan Year
(i) which occurs subsequent to a Plan Year for which matching contributions have been made by the Sponsor, and
(ii) in which the General Agency satisfies the same minimum
Earnings requirements for matching Sponsor contributions as those in effect during the Plan Year for which matching
Sponsor contributions have been made. Amounts credited to a Member's Sponsor Account will be forfeited as soon as it appears that they cannot vest.

  A General Agency which was participating in the Plan on December 31, 1990, may make a one time election to stay under the three year vesting schedule which was in effect until December 31, 1990, with respect to all of the Sponsor contributions attributable to that General Agency's
Earnings or, at the election of the General Agency and subject to the approval of the Committee, the General
Agency may choose to have its Sponsor contributions with respect to 1990 and future Earnings vest under the five year schedule described above. A General Agency electing to change to the five year vesting schedule will have its Sponsor contributions attributable to Earnings on and after January 1, 1991 vest under the five year schedule described above. Sponsor contributions attributable to Earnings prior to 1990 will vest under the three year vesting schedule. A
General Agency electing to stay under the three year vesting schedule will be limited to making deferrals under the deferral schedule in effect on December 31, 1990 and will not qualify for the immediate vesting for General
Agencies which have participated in the Plan for fifteen continuous years.

  A General Agency will not have any right to any amount credited to a Member's Sponsor Account, Member Account, or
Voluntary Member Account, nor will any amount thus credited be subject to assignment, alienation, anticipation, debts, levy or collection.

Distributions

  Distributions attributable to deferred Earnings will be made in a single cash payment, and, except as provided below, distributions attributable to Sponsor contributions will be made in a single payment consisting of whole Shares plus cash for any fractional Shares. In the event the Sponsor is unable to pay its debts as they fall due, becomes insolvent, commences voluntary proceedings (or fails to have dismissed within 90 days any involuntary pro-ceedings) under any applicable bankruptcy, insolvency, reorganization or any other similar law, seeks or suffers
(and does not have dismissed with 90 days) the appointment of any receiver, liquidator or similar official for itself or any substantial part of its properties, or makes any general assignment for the benefit of creditors, all unpaid distributions attributable to Sponsor contributions will be paid in cash by the Sponsor in an amount equal to the number of Shares subject to the distributions multiplied by the mean of the high and low sales prices of a Share (as reported on the New York Stock Exchange Composite Tape on the last day on which there occurred any such sale prior to the commencement of any of the events described above). A
Member's right to such a cash distribution will be subordinate to the satisfaction of any debt obligation of the Sponsor which is outstanding as of the occurrence of any of the events described above, but shall be superior to the right of any shareholder of the Sponsor to any distribution of assets of the Sponsor.

  With respect to any Plan Year for which a matching
Sponsor contribution is made, deferred Earnings and the Sponsor contribution will be distributed as soon as practicable following the Plan Year in which the Sponsor contribution becomes vested. However, a General Agent may elect in writing, subject to the Committee's approval, and prior to the Plan Year during which a particular Sponsor contribution becomes vested, to defer distribution of such Sponsor contribution and/or the applicable deferred
Earnings for a period acceptable to the Committee.
Deferred Earnings attributable to a particular Sponsor contribution which is forfeited, including any voluntary deferred Earnings for the same Plan Year, will be distributed as soon as practicable.

  A Member will be entitled to designate a Beneficiary
(and change such designation) in accordance with procedures established by the Committee. If a Member dies, all unforfeited Sponsor contributions credited to his Sponsor
Account will become fully vested, and such Sponsor contributions, the deferred Earnings attributable thereto, including any voluntary deferred Earnings for the same Plan
Year, and any amounts previously deferred for a period acceptable to the Committee as described above will be distributed to the Member's Beneficiary as of the end of the Plan Year in which the Member's death occurs. In the absence of written notice contesting a Beneficiary designation or otherwise contesting a distribution, the Committee may make distribution in accordance with the Beneficiary designation of record. If there is no designated Beneficiary of record at the time of the Member's death, all distributions will be made to the Member's estate.

  Except as otherwise provided by the Committee, if a Member's status as a General Agent terminates for a reason other than death, or if a General Agency terminates its Deferral Agreement (without entering into a new Deferral
Agreement), all amounts credited to a Member's Sponsor
Account, Member Account and Voluntary Member Account, including amounts previously deferred for a period acceptable to the Committee as described above, will remain subject to the provisions of the Plan, including those provisions regarding the vesting of Sponsor contributions, and will be distributed accordingly. Except as otherwise provided by the Committee, if a General Agency's status as a General Agency terminates, or if the Committee terminates the General Agency's participation under the Plan, deferred
Earnings allocated to the Member Accounts and Voluntary
Member Accounts of its General Agents who are Members and amounts previously deferred for a period acceptable to the Committee as described above will be distributed as soon as practicable; Sponsor contributions which have not vested will be forfeited, while Sponsor contributions which have vested but have been deferred will be distributed in a single payment consisting of whole shares plus cash for any fractional shares.

  Each Share distributed under the Plan prior to the close of business on the earlier of the Distribution Date and the Termination Date will be distributed along with one
Preferred Share Purchase Right free of charge.  See "Common
Stock and Preferred Share Purchase Rights -- Preferred
Share Purchase Rights."

Administration

  The Plan will be administered by the Committee. Any changes in the determinations made by the Committee will be set forth in a Prospectus Supplement. The Committee may adopt such interpretations, regulations and procedures as it deems necessary for the administration of the Plan and its determination as to such matters will be conclusive with respect to all Companies, Members and General
Agencies. With respect to the rate of interest for the Member Accounts and Voluntary Member Accounts, the Earnings requirements, the percentages of deferred Earnings and the amount of matching Sponsor contributions, all Committee determinations and adjustments will be effective only prospectively. With respect to amounts credited to Member
Accounts and Voluntary Member Accounts, the rate of interest paid shall be at least 5% per annum. See
"Determinations of the Committee" below.

  The Committee may require a Member to furnish such information as it deems necessary for the administration of the Plan, and it will provide an annual statement to each Member which sets forth the balance in the Member's Sponsor
Account, Member Account, and Voluntary Member Account.  The
Sponsor may amend or terminate the Plan at any time and a Company may suspend its participation at any time, but no amendment, termination or suspension will cause a forfeiture of any previously vested amount credited to a Member's Sponsor Account.

  The obligation of the Sponsor to make payments of benefits under the Plan is contractual only and all such benefits shall be paid from the general assets of the Sponsor. No Member or Beneficiary of such Member will have any security interest in any specific assets or funds of the Sponsor or a Company.

  The Plan is governed by and to be construed in accordance with the laws of the State of New York.

Determinations of the Committee

  The determinations described below were effective as of January 1, 1994. Any changes in the determinations made by the Committee will be set forth in a Prospectus Supple-ment.

  1.   Earnings Requirements, Percentages of Deferred
       Earnings and Sponsor Contributions

       a.   Member Accounts

  Each participating General Agency may defer the percentage of its Earnings listed in column 2 and may qualify for matching Sponsor contributions in the amount listed in column 3, provided the Earnings requirements described in column 1 are satisfied, and further provided that amounts shall be deferred solely to the extent that Earnings of a General Agency are available for such purpose subsequent to such offsets as are applied by a Company for any indebtedness, obligation or other liability of a General Agency:


Required Earnings (first policy year commissions)
During Plan Year

at least $80,000 but less than $200,000

at least $200,000 but less than $320,000

at least $320,000 but less than $440,000

at least $440,000


Percentage of General Agency
Earnings to be Deferred

2%

2% or 3%

2%, 3% or 4%


2%, 3%, 4% or 5%


Amount of Sponsor Contribution

100% of amount deferred by General Agency

100% of amount deferred by General Agency

100% of amount deferred by General Agency

100% of amount deferred by General Agency


  If a General Agency fails to meet the minimum Earnings requirements in order to qualify for matching Sponsor contributions in any Plan Year then, at the Committee's discretion and if elected by the General Agency, that General Agency's Earnings may be retained in the Plan and if, at the end of three consecutive Plan Years the average of that General Agency's Earnings shall meet the minimum required for deferral and provided that such Earnings are at least $70,000 for each of the three consecutive Plan
Years, then that General Agency shall be deemed to have met the Earnings requirements of the Plan and shall be entitled to matching Sponsor contributions for each of the three consecutive Plan Years, which matching Sponsor contributions shall vest according to the vesting schedule described above (See "Description of the Plan -- Accounts and Vesting"). The average of a General Agency's Earnings shall be calculated by adding the General Agency's Earnings for each of the three consecutive Plan Years, beginning with the first Plan Year for which the General Agency did not meet the minimum Earnings required for matching Sponsor contributions, and dividing the sum by three.

  b.   Voluntary Member Accounts

  Each participating General Agency may, in addition to the amount deferred as described above, defer the percentage of its Earnings listed in column 2 below as deferrals not subject to matching Sponsor contributions, provided the Earnings requirements described in column 1 are satisfied, and provided further that amounts shall be deferred solely to the extent that Earnings of a General
Agency are available for such purpose subsequent to such offsets as are applied by a Company for any indebtedness, obligation or other liability of a General Agency:



Required
Earnings
(first policy
year
commissions)
During Plan
Year
Percentage of Gen-
eral Agency Earn-
ings to be
Deferred






at least
$80,000
1%, 2%, 3%, 4% or
5%


  For the purposes of (i) determining the Earnings requirements that a General Agency must satisfy in order to make deferrals under Sections 3.01 and 3.03 of the Plan,
(ii) satisfying the requirements for a Qualified Year (as defined under Section 1.12 of the Plan), and (iii) determining the percentage (1%, 2%, 3%, 4% or 5%) of a General Agency's earnings that can be deferred under paragraphs 1a and 1b above, "Earnings" means first policy year commissions earned during the Plan Year which is either totally or partially included within the most recent continuous Period of Participation (as defined in the Plan) by a General Agency on premiums paid to a Company, on all types of policies of individual life insurance and annuities listed in the Schedule of Compensation to a current General Agency Contract executed by the General
Agency, except RLR Deposits, single premium policies, Business Whole Life and Joint Business Whole Life policies
("Qualified Products"). Except as provided in the following paragraph, deferrals will only be made on first policy year commissions earned on premiums paid to a Company while a General Agency is participating in the Plan.

  For the purposes of determining the amount that may be deferred by a General Agency and the amount of matching sponsor contributions under paragraph (a) above, "Earnings" shall also include (in addition to the first policy year commissions described in the preceding paragraph) renewal commissions which are earned during the Plan Year with respect to Qualified Products (as defined in the Plan) having a policy effective date within any Plan Year which is either totally or partially included within the most recent continuous period of participation in the Plan by a General Agency. Amounts shall be deferred solely to the extent that Earnings of a General Agency are available for such purpose subsequent to such offsets as are applied by a Company for any indebtedness, obligation or other liability of a General Agency.

  2.   Interest Rate

  Member Accounts and Voluntary Member Accounts shall be credited with simple interest at the rate of 5.25% per annum, payable or attributable annually in arrears based on a 360-day year of twelve 30-day months.

  3.   Sponsor Accounts

  The value of Sponsor Accounts shall be increased by cash dividends paid on Shares (i.e., American General's
Common Stock) then credited to the Sponsor Accounts, and such additions to Sponsor Accounts shall be in terms of Shares based on the mean of the high and low sales price per Share as reported on the NYSE Composite Tape on the date the cash dividend is paid (or on the last day on which a sale of a Share occurred prior to the dividend payment date). The number of Shares so determined shall be computed to the third decimal place. Sponsor Accounts shall be credited with the Shares attributable to cash dividends as of the end of the Plan Year, and the number of such Shares shall be determined as if such Shares were credited as of the date the cash dividends were paid.

  The value of Sponsor Accounts shall be adjusted in such manner as the Committee determines to be appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations, or other similar events affecting Shares.

Tax Consequences

  Earnings deferred by a General Agency pursuant to a Deferral Agreement with a Company are not subject to federal income taxes when the deferral is made. When a General Agent elects prior to the year in which a particular Sponsor contribution vests to defer distribution of such contribution and/or the applicable deferred
Earnings for a period acceptable to the Committee, the amount deferred is not subject to federal income taxes when the deferral is made. All amounts distributed to a General
Agent are taxable as ordinary income for federal income tax purposes for the year the distribution is made. In addition, amounts distributed to a General Agent may be subject to state and local income taxes, and to federal and other employment taxes.

  The foregoing discussion pertains solely to "cash basis" taxpayers. In addition, inasmuch as the tax laws, both Federal and state, are complex and subject to change, General Agents are advised to consult their own tax advisors with respect to the tax consequences resulting from their participation in the Plan.

  The Plan is not a qualified plan under sub-section 401 of the Internal Revenue Code, as amended, and is not covered by the Employee Retirement Income Security Act of
1974.

                   PLAN OF DISTRIBUTION

  Interests in the General Agents Incentive Compensation
Plan are being hereby offered through American General
Securities Incorporated, a subsidiary of American General which is a registered broker-dealer in certain states, to invited eligible General Agents of USLIFE's life insurance subsidiaries. Eligibility requirements are determined by the Committee which administers the Plan. See "Description of the Plan -- Determinations of the Committee" herein.
Distributions of Common Stock under the Plan and Rights appertaining to such Common Stock will be made directly by American General to qualified agents without the participation of underwriters or dealers. American General will pay no underwriters' or dealers' commissions, fees or other compensation or allow any discounts with respect to distribution of Common Stock pursuant to the Plan or Rights appertaining to such Common Stock.

                  VALIDITY OF SECURITIES

  The validity of the Interests in the General Agents
Incentive Compensation Plan and the Common Stock and Rights appertaining thereto of American General being offered hereby has been passed upon for American General by Susan
A. Jacobs, Esq., Deputy General Counsel of American General
Corporation, 2929 Allen Parkway, Houston, Texas  77019.

                          EXPERTS

  The consolidated financial statements and schedules of American General and its subsidiaries appearing in American
General's Current Report on Form 8-K dated October 10, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See
"Incorporation of Certain Documents by Reference." Such financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young
LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


No person is authorized to
give any information or make
any representations in con-
nection with the offer
described herein other than
those contained or incor-
porated by reference in this
Prospectus or in the Pro-
spectus Supplement.  If given
or made such information or
representation must not be
relied upon as having been
authorized.


                     TABLE OF CONTENTS

                                                       Page
Available Information. . . . . . . . . . . . . . . . . .
Incorporation of Certain
Documents
  by Reference . . . . . . . . . . . . . . . . . . . . .
American General Corporation . . . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . . . . . . . . . .
Common Stock and Preferred
Share
  Purchase Rights. . . . . . . . . . . . . . . . . . . .
Description of the Plan. . . . . . . . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . . . . . . . . . .
Validity of Securities . . . . . . . . . . . . . . . . . .
Experts. . . . . . . . . . . . . . . . . . . . . . . . . .

                   ____________________

This Prospectus does not
constitute an offer to sell or
a solicitation of an offer to
buy any securities other than
the registered securities to
which it relates or an offer
to sell or a solicitation of
an offer to buy such
securities in any circumstance
in which such an offer
or solicitation is or would be unlawful.
Neither the delivery of this Prospectus to-gether with any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of American General since the date hereof or that the information herein is correct as of any time subsequent to its date.









               AMERICAN GENERAL CORPORATION


                       Interests in
                 General Agents Incentive
Compensation Plan






                       Common Stock
                (par value $0.50 per share)


                 Preferred Share Purchase
Rights




                        PROSPECTUS








                          , 1997

                          PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission registration fee . . . .
 . . . . . . . . . . . . . . . . .                $   600.00
Accounting fees and expenses . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . .          3,000.00
Legal fees and expenses (including Blue Sky fees and
expenses). . . . . . . . . . . . . . .             2,500.00
Other . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . .           -0-

Total . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . .     $6,100.00


_______________

* All amounts other than the registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

  Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

  Article VI of the American General Bylaws sets forth certain rights of the Registrant's officers and directors to indemnification. The American General Bylaws, as in effect on the date hereof, are incorporated by reference herein as Exhibit 4(b).

  The American General Restated Articles of
Incorporation provide that, with certain specified exceptions, a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director.
Reference is made to the American General Restated Articles of Incorporation filed as Exhibit 4(a) herein.

  The Registrant has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provisions or otherwise, and (b) to insure the officers and directors of the Registrant and of its specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Item 16.  Exhibits.

  *4.1 Restated Articles of Incorporation of the
       Registrant (including Statement of Resolution
       Establishing Series of Shares of Series A Junior
       Participating Preferred Stock) (incorporated by reference to Exhibit 4.1 to Registration
       Statement No. 33-33115 filed by the Registrant).

  *4.2 Amended and Restated Bylaws of the Registrant
       (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

  *4.3 Statement of Resolution Establishing Series of
       Shares of Series A Cumulative Convertible
       Preferred Stock of the Registrant (incorporated by reference to Exhibit 4(b) to Registration
       Statement No. 333-00513 filed by the Registrant).

  *4.4 Form of Statement of Resolutions Establishing
       Series of Shares of 7% Convertible Preferred
       Stock of the Registrant (incorporated by reference to Exhibit 4(d) to Registration
       Statement No. 333-00513 filed by the Registrant).

  *4.5 Specimen Stock Certificate for the Registrant's
       Common Stock (incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26, 1980).

  *4.6 Junior Subordinated Indenture, dated as of May
       15, 1995, between the Registrant and Chemical
       Bank, as Trustee, relating to the Registrant's 6%
       Series A Convertible Junior Subordinated
       Debentures (incorporated by Reference to Exhibit
       4(g) to Registration Statement No. 333-00513 filed by the Registrant).

  *4.7 Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust Company of New
       York, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's Quarterly
       Report on Form 10-Q for the quarter ended
       September 30, 1992, respectively).

  *4.8 Terms of the 6% Convertible Monthly Income
       Preferred Securities, Series A, of American
       General Delaware, L.L.C. (incorporated by reference to Exhibit 4(i) to Registration
       Statement No. 333-00513 filed by the Registrant).

  *4.9 Guarantee of the Registrant with respect to the 6% Convertible Monthly Income Preferred
       Securities, Series A, of American General
       Delaware, L.L.C. (incorporated by reference to Exhibit 4(j) to Registration Statement No.
       333-00513 filed by the Registrant).

  *4.10     Resolutions Establishing the Registrant's 6%
            Series A Convertible Junior Subordinated
            Debentures (incorporated by reference to
            Exhibit 4(k) to Registration Statement No.
            333-00513 filed by the Registrant).

  *4.11     General Agents Incentive Compensation Plan
            (incorporated by reference to Exhibit 4(c) to USLIFE Corporation's Registration
            Statement on Form S-3 (File No. 2-93655)).

  5    Opinion of Susan A. Jacobs, Esq.

  23(a)     Consent of Ernst & Young LLP.

  23(b) Consent of Susan A. Jacobs, Esq. (included in Exhibit 5 to this Registration
            Statement).

  24   Powers of Attorney.
_________________

* Previously filed.  Not duplicated with this filing.

Item 17.  Undertakings.

  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales of the registrant's securities are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

            (ii)  to reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration
Statement.

            (iii)  to include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment in those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws and other provisions summarized in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controller person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of October, 1997.


                           AMERICAN GENERAL CORPORATION


                                By   /s/ mark s. berg
                                       Mark S. Berg
                                       Senior Vice
                                       President and
                                       General Counsel

  Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature
Title
Date




Robert M. Devlin*
Robert M. Devlin
Chairman, Chief
Executive Officer and
Director (Principal
Executive Officer)
October 14, 1997



 /s/ ellen h. masterson
Ellen H. Masterson
Senior Vice-President
and Chief Financial
Officer
(Principal Financial
Officer)
October 14, 1997


 /s/ Pamela J. Penny
Pamela J. Penny
Vice President and
Controller
(Controller)
October 14, 1997


J. Evans Attwell*
J. Evans Attwell
Director
October 14, 1997



Brady F. Carruth*
Brady F. Carruth
Director
October 14, 1997



 james d. d'agostino, jr.*
James S. D'Agostino, Jr.
Director
October 14, 1997



W. Lipscomb Davis, Jr.*
W. Lipscomb Davis, Jr.
Director
October 14, 1997



Larry D. Horner*
Larry D. Horner
Director
October 14, 1997



michael e. murphy*
Michael E. Murphy
Director
October 14, 1997



Richard J. V. Johnson*
Richard J. V. Johnson
Director
October 14, 1997



Jon P. Newton*
Jon P. Newton
Director
October 14, 1997



Robert E. Smittcamp*
Robert E. Smittcamp
Director
October 14, 1997



Anne M. Tatlock*
Anne M. Tatlock
Director
October 14, 1997



*By:      /s/ mark s. berg
             Mark S. Berg
             (Attorney-in-fact)



October 14, 1997

                     INDEX OF EXHIBITS

                                                 Sequentially
Exhibit                                      Numbered
Number               Exhibit          Page


*4.1
Restated Articles of Incorporation of the Registrant (including Statement of
Resolution Establishing Series of Shares of
Series A Junior Participating Preferred
Stock) (incorporated by reference to
Exhibit 4.1 to Registration Statement No.
33-33115 filed by the Registrant).




*4.2
Amended and Restated Bylaws of the
Registrant (incorporated by reference to
Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December
31, 1993).




*4.3
Statement of Resolution Establishing Series of Shares of Series A Cumulative
Convertible Preferred Stock of the
Registrant (incorporated by reference to
Exhibit 4(b) to Registration Statement No.
333-00513 filed by the Registrant).




*4.4
Form of Statement of Resolutions
Establishing Series of Shares of 7%
Convertible Preferred Stock of the
Registrant (incorporated by reference to
Exhibit 4(d) to Registration Statement No.
333-00513 filed by the Registrant).




*4.5
Specimen Stock Certificate for Common Stock
(incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June
26, 1980).




*4.6
Junior Subordinated Indenture, dated as of May 15, 1995, between the Registrant and
Chemical Bank, as Trustee, relating to the Registrant's 6% Series A Convertible Junior
Subordinated Debentures (incorporated by
Reference to Exhibit 4(g) to Registration
Statement No. 333-00513 filed by the
Registrant).




*4.7
Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago
Trust Company of New York, as Rights Agent
(incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form
10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's
Quarterly Report on Form 10-Q for the
quarter ended September 30, 1992,
respectively).




*4.8
Terms of the 6% Convertible Monthly Income
Preferred Securities, Series A, of American
General Delaware, L.L.C. (incorporated by reference to Exhibit 4(i) to Registration
Statement No. 333-00513 filed by the
Registrant).




*4.9
Guarantee of the Registrant with respect to the 6% Convertible Monthly Income Preferred
Securities, Series A, of American General
Delaware, L.L.C. (incorporated by reference to Exhibit 4(j) to Registration Statement
No. 333-00513 filed by the Registrant).




*4.10
Resolutions Establishing the Registrant's
6% Series A Convertible Junior Subordinated
Debentures (incorporated by reference to
Exhibit 4(k) to Registration Statement No.
333-00513 filed by the Registrant).




*4.11
General Agents Incentive Compensation Plan
(incorporated by reference to Exhibit 4(c) to USLIFE Corporation's Registration
Statement on Form S-3 (File No. 2-93655)).




5
Opinion of Susan A. Jacobs, Esq.




23(a)
Consent of Ernst & Young LLP.








23(b)
Consent of Susan A. Jacobs, Esq. (included in Exhibit 5 to this Registration State-
ment).








24
Power of Attorney.







_____________

* Previously filed.  Not duplicated with this filing.


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